As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FBR Capital Markets Corporation

(Exact name of registrant as specified in its charter)

Virginia	20-5164223
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 Nineteenth Street North

Arlington, Virginia 22209

(703) 312-9500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

William J. Ginivan

Executive Vice President and General Counsel

FBR Capital Markets Corporation

1001 Nineteenth Street North

Arlington, Virginia 22209

(703) 469-1040

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

John K. Hughes

Aryeh H. Zarchan

Sidley Austin LLP

1501 K Street, N.W.

Washington, D.C. 20005

(202) 736 8711

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)(4)	Amount of Registration Fee
Common stock, $0.001 par value(5)
Preferred stock, $0.001 par value(5)
Senior Debt Securities(5)
Subordinated Debt Securities(5)
Total	$250,000,000	$250,000,000	$13,950

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, which may be senior or subordinated, of the registrant as shall have an aggregate initial offering price not to exceed $250,000,000 or the equivalent amount denominated in one or more foreign currencies, currency units or composite currencies.
(2)	This registration statement also relates to offers and sales of an indeterminate number of securities of the registrant in connection with market-making transactions by and through affiliates of the registrant.
(3)	Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement.
(4)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933.
(5)	The amount of securities being registered hereunder also includes such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, in each case, as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 22, 2009

PROSPECTUS

FBR Capital Markets Corporation

$250,000,000

COMMON STOCK

PREFERRED STOCK

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

FBR Capital Markets Corporation may from time to time offer and sell shares of common stock, shares of preferred stock, senior debt securities or subordinated debt securities covered by this prospectus independently, or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “FBCM.”

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2009.

i

ABOUT THIS PROSPECTUS

FBR Capital Markets Corporation will be the issuer of the common stock, preferred stock and debt securities described in this prospectus. Except where the context suggests otherwise, including in the sections entitled “Description of Debt Securities” and “Description of Capital Stock,” “we,” “us” and “our” refer to FBR Capital Markets Corporation and its subsidiaries, including FBR Capital Markets & Co., FBR Investment Management, Inc., FBR Fund Advisers, Inc., and Friedman, Billings, Ramsey International, Ltd. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell or issue, in one or more offerings, up to a total amount of $250,000,000 of our common stock, preferred stock and debt securities, in one or more series, which may be senior debt securities or subordinated debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any other prospectus supplement or pricing supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a pricing supplement or a free writing prospectus, unless the context otherwise requires. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement will also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find information about us by visiting our website at www.fbrcapitalmarkets.com. We have included our website address as an inactive textual reference only. Information on our website is not incorporated by reference into and does not form a part of this prospectus.

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009;

•	our Definitive Proxy Statement filed with the SEC on May 19, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on May 8, 2009;

•	our Current Reports on Form 8-K, filed with the SEC on February 26, 2009, March 2, 2009, April, 23, 2009, April 24, 2009, May 19, 2009 and May 21, 2009; and

•	the description of our common stock contained in Form 8-A, filed with the SEC on June 5, 2007, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of these filings. Requests for these filings should be directed to Investor Relations, FBR Capital Markets Corporation, 1001 Nineteenth Street North, 18th Floor, Arlington, Virginia 22209, or by telephone at (703) 312-9500 between the hours of 9:00 a.m. and 5:00 p.m., Eastern time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are predictive in nature and can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “goal,” “objective,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology. Statements concerning projections, future performance developments, events, revenues, expenses, earnings, run rates, and any other guidance on present or future periods constitute forward-looking statements. Such statements include, but are not limited to, those relating to the effects of growth, our principal investing activities, levels of assets under management and our current equity capital levels. Forward-looking statements involve risks and uncertainties. You should be aware that a number of important factors could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to:

•	general volatility of the capital markets and the possibility that an active public trading market for our common stock cannot be sustained;

•	deterioration in the business environment in the specific sectors of the economy in which we focus or a decline in the market for securities of companies within these sectors;

•	substantial fluctuations in our financial results;

•	our ability to retain our senior professionals;

•	pricing and other competitive pressures;

•	changes in laws and regulations and industry practices that adversely affect our sales and trading business;

•	incurrence of losses in the future;

•	the singular nature of our capital markets and strategic advisory engagements;

•	competition among financial services firms for business and personnel;

•	larger and more frequent capital commitments in our trading and underwriting businesses;

•	limitations on our access to capital;

•	malfunctioning or failure in our operations and infrastructure;

•	our entry into new business areas, including entry through strategic investments, acquisitions and joint ventures;

•	failure to achieve and maintain effective internal controls;

•	declines in the market value of our principal investments;

•	the loss of our exemption from registration as an investment company under the 1940 Act;

•	the overall environment for interest rates;

•	changes in our business strategy; and

•	availability, terms and deployment of capital.

We will not necessarily update the information presented or incorporated by reference in this prospectus if any of these forward-looking statements turn out to be inaccurate, and there are no guarantees about our performance.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated.

	Three months ended March 31, 2009	Year ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	— (2)	— (2)	3.6 x	— (2)	3.0 x	44.7 x

(1)

The ratio of earnings to fixed charges was computed by dividing earnings available for fixed charges by fixed charges. Fixed charges consist of interest expense primarily related to collateralized financing transactions and short-term borrowings, and the interest portion of operating lease rental expense (interest factor deemed to be one-third of operating lease rental expense).

(2)

Pre-tax income (loss) from continuing operations adjusted to exclude income or loss from equity investees for the three months ended March 31, 2009 and the years ended December 31, 2008 and 2006 were inadequate to cover total fixed charges. For the three months ended March 31, 2009 and the years ended December 31, 2008 and 2006, we would have needed additional pre-tax income from continuing operations adjusted to exclude income or loss from equity investees of $15,076,000, $192,665,000, and $15,898,000, respectively, to achieve coverage of 1:1 in these periods.

We do not calculate ratios of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. We may issue senior debt securities and subordinated debt securities under one of two separate indentures, forms of which are exhibits to the registration statement of which this prospectus forms a part. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior indenture and the subordinated indenture are referred to in this prospectus individually as the “indenture” and collectively as the “indentures.” The indentures may be supplemented from time to time.

This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the forms of indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

Neither indenture limits the amount of debt that we may issue under the indenture or otherwise. Under the indentures, we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our direct unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness. See “—Subordination” below. Any of our secured indebtedness will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

We conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include the net capital requirements under the Exchange Act and the rules of some exchanges and other regulatory bodies, which apply to some of our principal subsidiaries, such as FBR Capital Markets & Co.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include series of medium-term notes;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

•

if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•

provisions specifying whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•

provisions specifying whether the debt securities will be convertible into other securities of FBR Capital Markets Corporation and/or exchangeable for securities of FBR Capital Markets Corporation or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

•

provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of FBR Capital Markets Corporation or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•

provisions specifying whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated in right of payment to other series of subordinated debt securities or other indebtedness of FBR Capital Markets Corporation, as the case may be, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the events of default or covenants of FBR Capital Markets Corporation with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Discharge; Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

We may from time to time, without the consent of the existing holders of the debt securities, create and issue further debt securities having the same terms and conditions as the previously issued debt securities in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Such debt securities will be fungible with the previously issued debt securities to the extent specified in the applicable prospectus supplement.

We may also in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under either of the indentures described in this prospectus. Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus.

Negative Pledge

Because we are a holding company, our assets consist primarily of the securities of our subsidiaries. The negative pledge provisions of the senior indenture limit our ability to pledge some of these securities. The senior indenture provides that we will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by the senior indenture on:

•

the voting securities of FBR Capital Markets & Co. or any subsidiary succeeding to any substantial part of the business now conducted by that corporation, which we refer to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the debt securities issued under the senior indenture will be secured equally and ratably with indebtedness so secured.

For these purposes, (1) “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened, (2) “subsidiary” means any person of which, at the time of determination, more than 50% of the voting power of the shares of its capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by (A) us and/or (B) one or more of our subsidiaries, provided, however, that the term subsidiary does not include any person, if the earnings of such person are not consolidated with our financial statements in accordance with the requirements of GAAP, and (3) “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any person, including preferred stock, but excluding any debt securities convertible into such equity.

The subordinated indenture does not include negative pledge provisions.

Consolidation, Merger or Sale

Subject to the provisions of the negative pledge described above with respect to the senior indenture, the indentures will not prevent us from consolidating or merging with any other person or selling our assets as, or substantially as, an entirety. However, we have agreed not to consolidate with or merge into any other person or convey or transfer or lease substantially all of our properties and assets to any person, unless, among other things:

•

the successor entity (if other than us) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indentures that we would otherwise have to perform as if it were an original party to the indentures;

•

the person to which our properties and assets (as an entirety or substantially as an entirety) are sold expressly assumes, as a part of the purchase price, by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indentures that we would otherwise have to perform as if it were an original party to the indentures; and

•	we or the successor entity (if other than us), or purchaser of our properties and assets, as applicable, is not immediately thereafter in default under the indentures.

The successor entity or purchaser of our properties and assets, as applicable, will assume all our obligations under the indentures as if it were an original party to the indentures. After assuming the obligations, the successor entity will have all our rights and powers under the indentures.

Events of Default

Under the senior indenture, an “event of default” means any one of the following events that occurs with respect to a series of debt securities issued under such indenture:

•	we fail to pay interest on any debt security of such series for 30 days after payment was due;

•	we fail to make the principal or any premium payment on any debt security of such series when due;

•	we fail to make any sinking fund payment or analogous obligation when due in respect of any debt securities of such series;

•

we fail to perform any other covenant in the indenture and this failure continues for 30 days after we receive written notice of it (other than any failure to perform in respect of a covenant included in the indenture solely for the benefit of another series of debt securities);

•

any event of default shall have occurred in respect of our indebtedness (including guaranteed indebtedness but excluding any subordinated indebtedness), and, as a result, an aggregate principal amount exceeding $25.0 million of such indebtedness is accelerated prior to its scheduled maturity and such acceleration is not rescinded or annulled within 30 days after we receive written notice; or

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

Under the subordinated indenture, an “event of default” means, with respect to a series of debt securities issued under such indenture, that we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

The supplemental indenture to, or the form of security for a particular series of debt securities issued under, the senior indenture or the subordinated indenture may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities issued under the senior indenture or the subordinated indenture will be discussed in the prospectus supplement relating to such series. Other than as specified above with respect to the senior indenture, a default under our other indebtedness will not be a default under the indentures for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) on all debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy or insolvency of FBR Capital Markets Corporation, all unpaid principal amount (or specified amount) of and all accrued and unpaid interest on the outstanding debt securities of such series shall automatically become immediately due and payable.

The trustee may withhold notice to the holders of our debt securities of any default (except for defaults that involve our failure to pay principal of, premium, if any or interest, if any, or any sinking fund payment, if applicable, on any series of debt securities) if the trustee considers that withholding notice is in the interests of the holders of that series of debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount (or specified amount) of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

we have cured or the holders have waived all events of default (in the case of the senior indenture) or defaults (as defined below) (in the case of the subordinated indenture), in each case other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the applicable indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of an indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding debt securities of all series under such indenture, by notice to the trustee, may waive (i) in the case of the senior indenture, any past event of default or its consequences under such indenture or (ii) in the case of the subordinated indenture, any past default or its consequences under such indenture. However, an event of default cannot be waived with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on, any security; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

In the case of the subordinated indenture, a default is defined, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•

default for 30 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default” or “default”);

•	an event of default with respect such series of debt securities; or

•	any other default provided in the supplemental indenture under which that series of debt securities is issued.

There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the debt securities issued under the subordinated indenture, including a default in the payment of principal or interest. If a default in the payment of principal of, or any interest on, any series of debt securities issued under the subordinated indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. If any default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the subordinated indenture to protect the rights of the trustee and the holders of the debt securities issued under the subordinated indenture.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indentures.

Modification of Indenture

The indentures contain provisions permitting us and the trustee to amend, modify or supplement the indentures and any supplemental indenture under which the series of debt securities are issued. Generally, these changes require the consent of the holders of at least a majority of the outstanding principal amount of each series of debt securities affected by the change.

However, no modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants is effective against any holder without its consent. In addition, no supplemental indenture shall adversely affect the rights of any holder of senior indebtedness with respect to subordination without the consent of such holder.

In computing whether the holders of the requisite principal amount of outstanding debt securities have taken action under an indenture or any supplemental indenture:

•

for an original issue discount security, we will use the amount of the principal that would be due and payable as of that date, as if the maturity of the debt had been accelerated due to a default; and

•

for a debt security denominated in a foreign currency or currencies, we will use the U.S. dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of the debt security.

Subordination

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated indenture, to all of our senior indebtedness. The subordinated indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, FBR Capital Markets Corporation for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of debt securities is issued or in the form of debt security for such series, any additional obligations that FBR Capital Markets Corporation determines to include within the definition of senior indebtedness in order to assure that the debt securities of such series will be accorded the regulatory capital recognition desired by FBR Capital Markets Corporation in accordance with Rule 15c3-1 under the 1934 Act or any other rule or regulation governing the definition of capital that is applicable to FBR Capital Markets Corporation or its affiliates. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the subordinated indenture.

The subordinated indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•

that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•

that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the subordinated indenture and that declaration has not been rescinded and annulled as provided under the subordinated indenture.

Global Securities

We may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the depositary, and registered in the name of a nominee of the depositary. Investors may elect to hold interests in the global notes through either the depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold the interests in customers’ securities accounts in the depositaries’ names on the books of the depositary. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, the “U.S. depositaries”) in applicable prospectus supplement. Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in that permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for that permanent global security. Ownership of beneficial interests in that permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

We have been advised by the depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the depositary, the depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The depositary has advised us that upon receipt of any payment of principal of, or premium or interest on, if any, a permanent global security, the depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of FBR Capital Markets Corporation, any trustee, any agent of FBR Capital Markets Corporation, or any agent of a trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the depositary or its nominee, only if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for that permanent global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days;

•	we, in our discretion, determine that the permanent global security will be exchangeable for definitive securities in registered form; or

•

an event of default under the applicable indenture shall have occurred and be continuing, as described in the prospectus, and we, the applicable trustee, or the applicable registrar and paying agent notify the depositary that the permanent global security will be exchangeable for definitive securities in registered form.

Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the depositary shall instruct such trustee. We expect that those instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office, as the case may be. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office, as the case may be, within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. We may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If we issue definitive securities,

•	principal of and interest on the securities will be payable in the manner described below;

•	the transfer of the securities will be registrable; and

•	the securities will be exchangeable for securities bearing identical terms and provisions.

If we issue definitive securities, we will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

We may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

Notwithstanding the foregoing, the depositary, as holder of the securities, or a holder of more than $l million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds against presentation of a security at the office of the paying agent.

Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of these securities for any purpose under the applicable indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the depositary or its nominee. So each person owning a beneficial interest in a permanent global security must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.

The Depository Trust Company. The depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, the depositary eliminates the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We believe that the sources from which the information in this section concerning the depositary and the depositary’s system has been obtained are reliable, but we take no responsibility for the accuracy of the information.

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the agents. Indirect access to Clearstream, is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the depositary will occur in the ordinary way in accordance with the depositary’s rules and will be settled in immediately available funds using the depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the depositary on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in the depositary in accordance with the depositary rules on behalf of the relevant European international clearing system by its U.S. depositary. However, these cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the depositary will be made during subsequent securities settlement processing and dated the business day following the depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a participant in the depositary will be received with value on the depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the depositary.

Although the depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Discharge; Defeasance and Covenant Defeasance

We may discharge certain obligations to the holders of any debt securities of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) if we deposit with the trustee, in trust, funds in the currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have then become due and payable) or to the maturity date of such debt securities, as the case may be.

We also may, at our option, elect to:

•

discharge any and all of our obligations with respect to the debt securities of such series, except for, among other things, our obligation to register the transfer of or exchange such debt securities and to maintain an office or agency with respect to such debt securities (which we refer to in this prospectus as “defeasance”); or

•

release ourselves from our obligation to comply with certain restrictive covenants under the indentures, and to provide that any failure to comply with such obligations shall not constitute a default or an event of default with respect to such series of debt securities (which we refer to in this prospectus as “covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the scheduled due dates.

Such trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no event of default or event which with notice or lapse of time or both would become and an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such trust; and

•

we shall have delivered to the trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance, as the case may be, would not cause the holders of the securities to recognize income, gain or loss for U.S. federal income tax purposes.

In the case of a defeasance, we must also deliver any ruling to such effect received from or published by the U.S. Internal Revenue Service.

Concerning the Trustee

We will enter into our senior indenture and our subordinated indenture with a trustee as permitted by the terms thereof. At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The trustee may resign at any time by giving us written notice or may be removed:

•	by act of the holders of a majority in principal amount of a series of outstanding debt securities; or

•

if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) or a court takes certain actions relating to bankruptcy, insolvency or reorganization.

If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, we, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series. We will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee. Upon the appointment of any successor trustee, we, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

The form of senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Holders of any series of debt securities may obtain an indenture or any other documents relating to a series of debt securities by contacting us or the trustee or by accessing the SEC’s web site. See “Where You Can Find More Information.”

New York Law to Govern

The indentures will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF CAPITAL STOCK

The rights of our shareholders are governed by the Virginia Stock Corporation Act (the “VSCA”), our amended and restated articles of incorporation (our “articles of incorporation”), and our amended and restated bylaws (our “bylaws”). The following is a summary of the material provisions of our capital stock and certain provisions of the VSCA. You should refer to the full text of our articles of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our articles of incorporation provide that we may issue up to 400,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share. As of May 21, 2009, 42,963,152 shares of our common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. Under the VSCA, our shareholders generally are not personally liable for our debts and obligations solely as a result of their status as shareholders.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Except as otherwise provided by law, holders of our common stock vote together as a single voting group. Our articles of incorporation do not provide for cumulative voting for the election of directors, which means that the holders of a majority of our outstanding shares of common stock have the ability to elect all of the members of our board of directors. Except as otherwise required by law or with respect to any outstanding class or series of our preferred stock, the holders of our common stock have the sole power to vote for the election of directors and for all other purposes.

Dividend Rights

Subject to the VSCA and any preferential dividend rights of holders of our preferred stock that may be outstanding, the holders of our common stock are entitled to share ratably on a per share basis in dividends and other distributions, as may be declared by our board of directors out of assets legally available for distribution, when, as and if authorized and declared by our board of directors.

Other Rights

Subject to any preferential liquidation rights of holders of our preferred stock that may be outstanding, the holders of our common stock are entitled to participate ratably on a per share basis in our liquidation, dissolution or winding-up. Shares of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation authorize our board of directors to designate and issue from time to time one or more series of preferred stock without shareholder approval. Our board of directors may fix and determine the preferences, limitations and relative rights of each series of preferred stock issued. Because the board of directors has the power to establish the preferences and rights of each series of our preferred stock, it may afford the holders of any series of our preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

We have no present plans to issue any shares of our preferred stock.

Certain Anti-Takeover Provisions of the VSCA, Our Articles of Incorporation and Our Bylaws

General

The VSCA contains provisions that may have the effect of impeding the acquisition of control of a Virginia corporation by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by the corporation’s board of directors. These provisions are designed to reduce, or have the effect of reducing, the corporation’s vulnerability to coercive takeover practices and inadequate takeover bids.

Affiliated Transactions Statute

Pursuant to a provision in our articles of incorporation, we have opted out of the affiliated transactions provisions contained in the VSCA. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with the beneficial owner of more than 10% of any class of its outstanding voting shares (an “interested shareholder”) for a period of three years following the date that such person became an interested shareholder unless:

•

a majority (but not less than two) of the disinterested directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•	before the date the person became an interested shareholder, a majority of disinterested directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an interested shareholder by more than 5%.

Control Share Acquisitions

Our board of directors has adopted a bylaw opting out of the control share acquisition provisions of the VSCA. Control share acquisitions are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. The VSCA provides that shares acquired in a control share acquisition have no voting rights unless:

•	the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation; or

•	the articles of incorporation or bylaws of the corporation provide that these provisions of the VSCA do not apply to acquisitions of its shares.

The acquiring person may require that a special meeting of the shareholders be held within 50 days of the acquiring person’s request to consider the grant of voting rights to the shares acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person’s cost. The VSCA grants dissenters’ rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares.

Articles of Incorporation and Bylaw Provisions

General. Our articles of incorporation and bylaws are subject to the provisions of the investment agreement and voting agreement, as amended, that we entered into with Crestview Partners (“Crestview”) in connection with our 2006 private offering. For so long as each of these agreements remains in effect, the written consent of Crestview will be required to amend, alter or repeal certain provisions in our articles of incorporation and bylaws that are subject to the terms of the investment, governance and voting agreements with Crestview. See “Certain Relationships and Transactions with Related Persons—Transactions with Crestview, Arlington Asset and Us” in our amended proxy statement filed with the SEC on May 19, 2009 and incorporated herein by reference.

Number of Directors, Vacancies and Removal. Our articles of incorporation provide that the number of directors shall be determined in accordance with our bylaws or, in the absence of a bylaw fixing the number of directors, the number will be nine. Our bylaws provide that the number of directors on our board of directors will be nine. Our board of directors may amend our bylaws to increase or decrease by 30% or less the number of directors on our board last elected by our shareholders.

Our bylaws provide that any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, though the number of remaining directors may be less than a quorum. Any vacancies created by an increase in the total number of directors may be filled by a majority vote of the board of directors. Our articles of incorporation provide that directors may be removed with or without cause upon the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock.

Shareholder Meetings. Our articles of incorporation and our bylaws provide that our chairman of the board, any vice chairman of our board, our chief executive officer, our president, a majority of our board of directors or the holders of a majority of our issued and outstanding shares of common stock may call a special meeting of shareholders. Our articles of incorporation provide that the right of the holders of a majority of our issued and outstanding shares of common stock to call a special meeting of our shareholders may only be amended, altered, modified or repealed upon the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group.

Advance Notice of Nominations and Shareholder Business. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors at annual meetings of our shareholders, other than nominations made by or at the direction of the board of directors.

Preferred Stock. Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “—Preferred Stock.” Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render more difficult for, or discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without any action by our shareholders.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our capital stock.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock that is listed on The NASDAQ Global Select Market, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

FBR Capital Markets & Co., our wholly-owned subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), formerly known as the National Association of Securities Dealers, Inc. (the “NASD”), and may participate in distributions of the securities. Accordingly, offerings of securities to which this prospectus relates in which FBR Capital Markets & Co. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD and/or any other rule which might complement or substitute said provision. Furthermore, any underwriters offering the securities to which this prospectus relates will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds.

Following the initial distribution of any of the securities to which this prospectus relates, FBR Capital Markets & Co. and other of our affiliates may offer and sell these securities in the course of their business as broker dealers, subject, in the case of common stock and preferred stock, to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales FBR Capital Markets & Co. may make. FBR Capital Markets & Co. and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. FBR Capital Markets & Co. and other affiliates may use this prospectus in connection with these transactions. Neither FBR Capital Markets & Co. nor any other affiliate is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of FBR Capital Markets Corporation as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) as of December 31, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by the registrant in connection with the offering of an assumed amount of $250,000,000 of securities under this Registration Statement are as follows:

SEC registration fee		$13,950
FINRA filing fee		25,500
Trustee and transfer agent fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

* To be furnished by amendment.

Item 15.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of the registrant contain such a provision.

The registrant’s articles of incorporation provide that it will indemnify (1) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the registrant or brought by or on behalf of its shareholders, by reason of the fact that he is or was a director or officer of the registrant, or (2) any director or officer who is or was serving at the request of the registrant as a director, trustee, partner, member or officer of another enterprise, against any liability incurred by him or her in connection with the proceeding if the conduct in question was in the best interests of the registrant and he or she was acting on behalf of the registrant or performing services for the registrant, unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The registrant will pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition if the applicant furnishes to the registrant with (1) a written statement of his or her good faith belief that he or she has met the standard of conduct described above and (2) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct.

The registrant’s board of directors is empowered, by majority vote of a quorum consisting of disinterested directors, to cause the registrant to indemnify or contract to indemnify with any individual not described in the paragraph above who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the registrant, or is or was serving at the request of the registrant as director, officer, employee or agent of another enterprise, to the same extent as if that individual was an individual described in the paragraph above.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia on May 22, 2009.

FBR CAPITAL MARKETS CORPORATION

By:	/s/ Richard J. Hendrix
Richard J. Hendrix
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Richard J. Hendrix, Bradley J. Wright and William J. Ginivan and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Hendrix	Chief Executive Officer and Director	May 22, 2009
Richard J. Hendrix	(Principal Executive Officer)

/s/ Bradley J. Wright	Executive Vice President and Chief	May 22, 2009
Bradley J. Wright	Financial Officer (Principal Financial Officer)

/s/ Robert J. Kiernan	Senior Vice President, Controller and	May 22, 2009
Robert J. Kiernan	Chief Accounting Officer (Principal Accounting Officer)

/s/ Eric F. Billings	Chairman and Director	May 22, 2009
Eric F. Billings

	Director	May 22, 2009
Andrew M. Alper

/s/ Richard M. DeMartini	Director	May 22, 2009
Richard M. DeMartini

/s/ Thomas J. Hynes, Jr.	Director	May 22, 2009
Thomas J. Hynes, Jr.

/s/ Richard A. Kraemer	Director	May 22, 2009
Richard A. Kraemer

/s/ Thomas S. Murphy, Jr.	Director	May 22, 2009
Thomas S. Murphy, Jr.

/s/ Arthur J. Reimers	Director	May 22, 2009
Arthur J. Reimers

/s/ John T. Wall	Director	May 22, 2009
John T. Wall

EXHIBIT INDEX

1.1	Form of Underwriting Agreement *

3.1	Amended and Restated Articles of Incorporation of FBR Capital Markets Corporation (1)

3.2	Amended and Restated Bylaws of FBR Capital Markets Corporation(1)

4.1	Form of Certificate for Common Stock(2)

4.2	Form of Certificate of Designation of FBR Capital Markets Corporation for Preferred Stock*

4.3	Specimen Certificate representing Preferred Stock*

4.4	Registration Rights Agreement, dated as of July 20, 2006, between the FBR Capital Markets Corporation and Friedman, Billings, Ramsey & Co., Inc.(1)

4.5	Registration Rights Agreement, dated as of July 20, 2006, between the FBR Capital Markets Corporation, Forest Holdings LLC and Forest Holdings (ERISA) LLC(1)

4.6	Registration Rights Agreement, dated as of January 26, 2009, between the FBR Capital Markets Corporation and Friedman, Billings, Ramsey Group, Inc.(3)

4.7	Amended and Restated Voting Agreement, dated as of May 20, 2009, between Friedman, Billings, Ramsey Group, Inc., FBR TRS Holdings, Inc., the FBR Capital Markets Corporation, Forest Holdings LLC and Forest Holdings (ERISA) LLC.(4)

4.8	Form of Senior Indenture **

4.9	Form of Subordinated Indenture **

5.1	Opinion of Sidley Austin LLP relating to the legality of the securities being registered**

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ralph Michael, III

23.3	Consent of Sidley Austin LLP (to be included in Exhibit 5.1)**

24.1	Power of Attorney (included on the signature page to this Registration Statement and incorporated by reference herein)

25.1	Statement of Eligibility of Trustee for senior debt securities***

25.2	Statement of Eligibility of Trustee for subordinated debt securities***

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed by amendment.
***	Where applicable, to be incorporated herein by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)	Previously filed as an exhibit to the FBR Capital Markets Corporation’s Registration Statement on Form S-1 (Registration No. 333-138824), which was filed with the SEC on November 17, 2006, and incorporated herein by reference.
(2)	Previously filed as an exhibit to Pre-Effective Amendment No. 2 to the FBR Capital Markets Corporation’s Registration Statement on Form S-1/A (Registration No. 333-141987), which was filed with the SEC on May 21, 2007, and incorporated herein by reference.

(3)	Previously filed as an exhibit to the FBR Capital Markets Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, which was filed with the SEC on May 8, 2009, and incorporated herein by reference.
(4)	Previously filed as an exhibit to the FBR Capital Markets Corporation’s Current Report on Form 8-K, which was filed with the SEC on May 19, 2009, and incorporated herein by reference.